QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
INFORMATION HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1.	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, of Information Holdings Inc.
2.	Aggregate number of securities to which transaction applies:
        20,917,073 shares of common stock and options to purchase 1,050,186 shares of common stock (782,638 of which have exercise prices less than the per share merger consideration of $28.00).

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        The filing fee was determined based upon the sum of (A) the product of 20,917,073 shares of common stock at a price of $28.00 per share plus (B) the cash out of 782,638 shares of common stock covered by options to purchase shares of common stock, at an aggregate cost of $6,298,959. With respect to the outstanding options, the per unit price was based on the difference between $28.00 per share and the per share exercise price of the in-the-money options. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.0001267 by the sum of the first sentence of this paragraph.

	4.	Proposed maximum aggregate value of transaction: $591,977,003
	5.	Total fee paid: $75,003.49
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

2777 Summer Street, Suite 602
Stamford, Connecticut 06905
(203) 961-9106

PROXY STATEMENT SUPPLEMENT

Dear Fellow Stockholder:

        This proxy statement supplement is furnished in connection with the solicitation by the board of directors of Information Holdings Inc., a Delaware corporation ("Information Holdings"), of proxies for use at the Special Meeting of Stockholders of Information Holdings that will be held at The Stamford Marriott Hotel, Two Stamford Forum, Stamford, Connecticut 06901 at 2:00 p.m., Eastern Daylight Time, on Tuesday, August 31, 2004 (the "Special Meeting") for the following purposes:

1.
To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 28, 2004 (the "Merger Agreement"), among Information Holdings, The Thomson Corporation, an Ontario, Canada corporation ("Thomson"), and Thyme Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Thomson ("Thyme");

2.
To grant the persons named as proxies discretionary authority to vote to adjourn the Special Meeting, if necessary; and

3.
To transact such other business that may properly come before the Special Meeting or any postponement or adjournment of the Special Meeting.

        This proxy statement supplement supplements the proxy statement dated July 27, 2004 and mailed to stockholders on or about July 30, 2004. Only stockholders of record at the close of business on July 26, 2004 are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement of the meeting. At the close of business on July 26, 2004, there were outstanding 20,921,964 shares of Information Holdings common stock, par value $0.01 per share. Adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of outstanding shares of Information Holdings common stock on the record date.

Sincerely,
MASON P. SLAINE President and Chief Executive Officer

August 6, 2004

        The proxy statement supplement is dated August 6, 2004, and is first being mailed to stockholders of Information Holdings on or about August 11, 2004.

2777 Summer Street, Suite 602
Stamford, Connecticut 06905
(203) 961-9106

PROXY STATEMENT SUPPLEMENT

        This proxy statement supplement is being furnished to the holders of the outstanding shares of Information Holdings common stock.

        This proxy statement supplement supplements the proxy statement dated July 27, 2004 and mailed to stockholders on or about July 30, 2004 in connection with the solicitation of proxies by the board of directors of Information Holdings to approve the Merger Agreement and the transactions contemplated thereby. Stockholders are urged to read carefully the proxy statement together with this proxy statement supplement in determining whether to vote to approve the Merger Agreement and the transactions contemplated thereby.

Litigation Regarding the Merger

  Background

        Following the execution of the Merger Agreement, on July 1, 2004, an action was filed as a purported class action in the Court of Chancery of the State of Delaware in and for New Castle County (Myszkowski v. Information Holdings Inc. et al., C.A. No. 537-N) against Information Holdings, its directors and Thomson. The complaint alleges, among other things, that approval of the merger by our directors amounted to a breach of fiduciary duty, that the $28.00 cash consideration per share to be received by our stockholders in the merger does not represent the true value of Information Holdings and that there were relationships among Thomson, Warburg Pincus LLC, a New York limited liability company that manages Warburg, Pincus Ventures L.P., and some of our directors that created conflicts of interest preventing these directors from acting in the best interest of our stockholders. The complaint asked for an injunction against the merger and damages as well as awarding the plaintiff the costs and disbursements of this action, including attorneys' and experts' fees.

  Settlement of the Litigation

        The plaintiff and the defendants have negotiated a settlement to dismiss the action with prejudice, subject to (i) the drafting and execution of the settlement documents and the other agreements necessary to effectuate the terms of the proposed settlement; (ii) the completion by the plaintiff and his counsel of appropriate confirmatory discovery in the action sufficient to satisfy the plaintiff's counsel that the proposed settlement is fair and reasonable; (iii) final court approval of the settlement and dismissal of the action with prejudice and without awarding costs to any party, except as agreed by the parties; and (iv) consummation of the merger, provided, that this condition (iv) shall be deemed to have been satisfied if the merger is not consummated due to (a) the merger not receiving the requisite vote of holders of outstanding shares of Information Holdings common stock or (b) circumstances that give rise to the right of Thomson to receive from Information Holdings a termination fee pursuant to the terms of the Merger Agreement. As part of the settlement, Information Holdings has agreed to provide the additional disclosure set forth in this proxy statement supplement under the headings "Background of the Merger" and "Opinion of Morgan Stanley" and to pay fees and expenses of the plaintiff's counsel in the amount of $280,000. Additionally, Thomson agreed to reduce from $20,000,000 to $18,500,000 the termination fee to which it is entitled if the Merger Agreement is terminated under certain circumstances as described in the proxy statement. Information Holdings and the other defendants continue to deny all of the allegations of wrongdoing contained in the complaint. The settlement is not, and should not be construed as, an admission of wrongdoing or liability by any defendant.

Background of the Merger

        The proxy statement is supplemented to add the following disclosure concerning the Background of the Merger:

  •
  On May 17, 2004, we received initial indications of interest from six of the 18 interested persons and approved five of them for a second round of discussions. All six indications of interest provided for cash transactions. The indication of interest not approved by us had proposed a price of $22.00 per share which, as stated in the proxy statement, was below the market price of our common stock at the time.

  •
  We believed that each of the five potential buyers that our senior management made presentations to during the time period from May 21 to June 10, 2004 were financially capable of proceeding with a cash merger.

  •
  Each of the three of the five potential buyers that did not submit formal bids had indicated that it was not likely that it would be able to offer a price per share at or above the market value of our common stock at the time.

  •
  The open issues that were discussed between us and the second bidder on June 24, 2004 and over the course of the next three days concerned, among other things, the non-solicitation provision, covenants relating to indemnification, employee matters and our business activities between the time of executing the Merger Agreement and the closing of the merger as well as the effects of termination.

  •
  At the June 26, 2004 meeting, Morgan Stanley informed those present that the second bidder's offer had remained lower in price than Thomson's offer. After that meeting, we did not receive any indication from the second bidder that it was willing to further increase its offer.

  •
  Mason P. Slaine, President and Chief Executive Officer of Information Holdings, amended his employment agreement on June 27, 2004. Prior to the amendment, the employment agreement provided that Mr. Slaine would not compete with any business activities of Information Holdings in the United States. However, the non-competition clause did not apply if we terminated Mr. Slaine's employment without just cause or if he resigned for good reason. In addition to the other items described in the proxy statement under "Interests of Our Directors and Executive Officers in the Merger—Severance Arrangements—Mason P. Slaine", the amendment broadened the scope of the non-competition clause to a world-wide basis. It also provided that the non-competition clause would apply in the event Mr. Slaine's employment is terminated for any reason. Mr. Slaine did not receive any additional compensation with respect to the expansion of the non-competition clause.

  •
  Neither Mr. Slaine nor Warburg, Pincus Ventures L.P. received any separate benefit for entering into the voting and proxy agreement with Thomson.

  •
  We considered various alternatives to the sale of Information Holdings such as acquiring new businesses, disposing of certain business units, paying dividends to our stockholders and repurchasing our common stock.

  •
  We did not propose a specific termination fee to any bidder. Thomson proposed a $20,000,000 termination fee. Based on the advice of both of our legal and financial advisors, we believed that Thomson's proposal was in the customary range for transactions of this size and type. We therefore eventually agreed to Thomson's proposed $20,000,000 termination fee in return for certain concessions made by Thomson concerning, among other things, the definition of material adverse effect, the non-solicitation provision, covenants relating to our business activities between the time of executing the Merger Agreement and the closing of the merger and Thomson's access to information.

  •
  Mr. Slaine's employment agreement provided for a base salary of $825,000 through June 30, 2003 and $900,000 through June 30, 2004. The determination of Mr. Slaine's base salary for periods after June 30, 2004 is subject to increases at the discretion of our board of directors. Every year, Mr. Slaine has received a salary increase effective on July 1st of each year. On June 2, 2004, the compensation committee of the board of directors approved an increase of Mr. Slaine's salary to $975,000, effective July 1, 2004. In reaching their decision, the compensation committee reviewed Mr. Slaine's compensation history for a five-year period through June 2004 including base salary, bonuses and stock option awards. The compensation committee also considered the performance of Mr. Slaine in relation to Information Holdings' corporate goals and objectives, financial performance of Information Holdings, stockholder returns and compensation paid to chief executive officers of other companies.

Opinion of Morgan Stanley

        The proxy statement is supplemented to add the following disclosure concerning the Opinion of Morgan Stanley:

  Comparative Company Analysis

        The proxy statement states that representative ranges from the peer group were 2.0 to 3.0 times estimated 2004 revenue and 10.0 to 12.0 times estimated EBITDA for the same period. Morgan Stanley selected the representative ranges based on reviewing the medians of the peer group companies and the corresponding metrics for companies that shared certain business characteristics of Information Holdings. The following table lists the aggregate value of each company from the peer group expressed as a multiple of 2004 estimated revenue and 2004 estimated EBITDA:

Diversified Professional Publishing Companies	2004 Estimated Revenue	2004 Estimated EBITDA
Thomson	3.0	10.9
Reed Elsevier PLC	3.2	11.7
Reed Elsevier NV	3.1	11.4
McGraw-Hill	2.9	12.0
Wolters Kluwer	1.9	10.9
Median	3.0	11.4
Business & Reference & Other Companies	2004 Estimated Revenue	2004 Estimated EBITDA
The Dun & Bradstreet Corp.	2.8	9.7
Factset Research Systems	5.9	14.6
John Wiley & Sons Inc.	2.3	12.3
PRIMEDIA Inc.	1.8	9.2
ProQuest Co.	2.0	5.9
Taylor & Francis Informa	2.9	12.7
United Business Media PLC	2.0	11.0
Median	2.3	11.0

  Analysis of Selected Precedent Transactions

        As stated in the proxy statement, for each of the 25 transactions involving professional information companies since 1994 that were reviewed, Morgan Stanley reviewed the prices paid and calculated the implied multiples of the last 12 months revenue and EBITDA as of the transaction's announcement date. This analysis indicated representative ranges of 2.5 to 5.0 times year to date annualized revenue and 12.0 to 14.0 times EBITDA. Morgan Stanley selected the transactions included in the representative ranges by including transactions that shared certain characteristics to the merger. The following table lists the prices paid and the implied multiples of last 12 months revenue and EBITDA as of the transaction's announcement date for each of these 25 transactions:

Selected Precedent Transaction	Aggregate Value ($ Millions)	Revenue	EBITDA
LEXIS NEXIS/Reed Elsevier	1,500	2.6	11.6
CCH/Wolters Kluwer	1,906	3.1	28.5
West Publishing Company/Thomson	3,400	3.9	12.1
Matthew Bender & 50% of Shepard's/Reed Elsevier	1,650	7.3	N/A
MDL/Reed Elsevier	320	4.4	17.3
Churchill Livingstone/Harcourt General	93	1.9	N/A
Waverly/Wolters Kluwer	375	2.2	20.6
Simon & Schuster/Pearson	4,600	2.3	14.8
Mosby/Harcourt General	415	1.8	N/A
Plenum Publishing/Wolters Kluwer	258	4.9	12.6
Ovid/Wolters Kluwer	179	6.5	N/M
Appleton Lange/McGraw-Hill	46	2.2	N/A
Master Data Center/Information Holdings Inc.	33	4.1	11.4
Bankers Systems Inc./Wolters Kluwer	190	1.9	N/A
Dialog/Thomson	275	1.1	6.0
Harcourt General/Reed Elsevier & Thomson	5,800	2.4	14.0
Loislaw.com/Wolters Kluwer	95	6.4	N/M
IDRAC/Information Holdings Inc.	20	2.9	7.0
Liquent/Information Holdings Inc.	41	1.7	N/M
KAP/Candover & Cinven	625	4.0	11.2
CRC Press/Taylor and Francis	95	1.8	10.0
Elite/Thomson	96	1.2	11.4
Bertelsmann Springer/Candover & Cinven	1,209	1.4	11.6
Marcel Dekker/Taylor and Francis	139	3.3	N/A
CDC Solutions/ Information Holdings Inc.	28	2.3	N/A

Voting

        The Special Meeting will be held at The Stamford Marriott Hotel, Two Stamford Forum, Stamford, Connecticut 06901 at 2:00 p.m., Eastern Daylight Time, on Tuesday, August 31, 2004. Only stockholders of record at the close of business on July 26, 2004 are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement of the meeting. At the close of business on July 26, 2004, there were outstanding 20,921,964 shares of Information Holdings common stock. Adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of outstanding shares of Information Holdings common stock on the record date.

        If you have not already done so, please mail your completed, dated and signed proxy card in the return envelope enclosed with the proxy statement as soon as possible so that your shares can be voted at the Special Meeting.

        If you have already mailed in your signed, dated proxy card, or if you have given your broker instructions as to how you want your shares voted and you do not wish to change your vote, you do not need to do anything. If, however, you want to change your vote, you must revoke your earlier dated proxy. You may revoke your proxy at any time before the shares reflected on your proxy card are voted at the Special Meeting by:

  •
  filing with our Corporate Secretary a properly executed and dated revocation of proxy;

  •
  submitting a properly completed, executed and dated proxy card to our Corporate Secretary bearing a later date; or

  •
  appearing at the Special Meeting and voting in person.

        Your attendance at the Special Meeting will not in and of itself constitute the revocation of a proxy. If you have instructed your broker to vote your shares, you must follow the directions received from your broker to change these instructions.

        You should not send your stock certificates with your proxy. A letter of transmittal with instructions for the surrender of Information Holdings common stock certificates will be mailed to our stockholders as soon as practicable after completion of the merger.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"FOR"
THE ADOPTION OF THE MERGER AGREEMENT.
YOUR VOTE IS IMPORTANT.

QuickLinks

INFORMATION HOLDINGS INC. 2777 Summer Street, Suite 602 Stamford, Connecticut 06905 (203)  961–9106
PROXY STATEMENT SUPPLEMENT